calwatergroup.com SUPPLEMENTAL CONFIRMATION Date: August 28, 2026 To: California Water Service Group 1720 North First Street San Jose, California 95112 E-mail: rstevenson@calwater.com; nvanegas@calwater.com Attention: Rob Stevenson and Nehoma Vanegas From: Morgan Stanley & Co. LLC 1585 Broadway, 6th floor New York, NY 10036 Ladies and Gentlemen: This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for Share Forward Transactions dated as of May 14, 2025 (the “Master Confirmation”) between California Water Service Group and Morgan Stanley & Co. LLC. The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Counterparty and Dealer as of the Trade Date for the Transaction referenced below. This Supplemental Confirmation supplements, forms part of and is subject to the Master Confirmation. Terms not defined herein shall have the meaning ascribed to them in the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified herein. The terms of the Transaction to which this Supplemental Confirmation relates and for all purposes under the Confirmation: (a) The Trade Date is August 31, 2026 (b) The Number of Shares shall be as set forth in the Pricing Notification, to be the aggregate number of Shares sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date; provided that the Number of Shares shall not exceed 500,000; (c) The Minimum Number of Settlement Shares is 100,000; (d) The Minimum Price at which Shares may be sold: $48.50 gross Exhibit 10.2

calwatergroup.com (e) The Hedge Completion Date is September 8, 2026; (f) The Initial Forward Price shall be an amount in USD as set forth in the Pricing Notification, to be 99% of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (i) reflect on each relevant day the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which, for the avoidance of doubt, may be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date; (g) The Final Date is September 8, 2027; (h) The Spread is 75 basis points per annum; (i) The Forward Price Reduction Dates and the Forward Price Reduction Amounts are as follows: Forward Price Reduction Date Forward Price Reduction Amount Trade Date USD 0 November 9, 2026 USD 0.3350 February 19, 2027 USD 0.3650 (Estimated) May 21, 2027 USD 0.3650 (Estimated) August 20, 2027 USD 0.3650 (Estimated) (i) The Borrow Cost Threshold is 50 basis points per annum; (j) The Notice Period is two Scheduled Trading Days; and (k) The Maximum Borrow Cost is 200 basis points per annum. [Signature Pages Follow]

calwatergroup.com Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation for that purpose and returning it to us. Very truly yours, MORGAN STANLEY & CO. LLC By:_____________________________________ Name: Title: Confirmed as of the date first above written: CALIFORNIA WATER SERVICE GROUP By: ___________________________________ Name: James P. Lynch Title: Sr. VP, CFO & Treasurer Docusign Envelope ID: 9842D6DA-5D41-88CD-8315-67B317273D73 Managing Director Paul Kouch